UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 2, 2006

Rochester Medical Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-18933	41-1613227
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Rochester Medical Drive, Stewartville, Minnesota		55976
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	507-533-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On June 2, 2006, Rochester Medical Corporation (the "registrant"), through its subsidiary Rochester Medical Limited, completed the acquisition of certain assets of Coloplast A/S ("Coloplast") and Mentor Medical Limited ("MML"), pursuant to an Agreement dated as of May 17, 2006. The registrant paid a cash purchase price of $9.3 million at closing, and agreed to pay an additional $5.3 million in equal installments over five years. As provided in the Agreement, the registrant acquired certain assets, including certain trademarks, related to sales of Male External Catheters ("MECs") in the United Kingdom. The assets also include MML’s UK Dispensing Appliance Contractor License and its sales offices and warehouse facility in Lancing, England. The registrant also purchased approximately $478,000 of inventory to be sold in the UK.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 2, 2006, the registrant entered into a $7,000,000 credit facility with U.S. Bank National Association. The new facility replaces the prior $1,000,000 revolving line of credit with U.S. Bank that expired on March 31, 2006. The new credit facility consists of a $5,000,000 term loan payable in five years and accruing interest at a rate equal to U.S. Bank’s cost of funds plus 1.60% as of the date of the loan, and a revolving line of credit of up to $2,000,000, maturing annually beginning March 31, 2007, with interest payable monthly at a floating rate based on LIBOR plus 1.60%. As of June 2, 2006, the registrant had no borrowings under the revolving line of credit. The obligations of the registrant are secured by assets of the registrant, including accounts, general intangibles, inventory and equipment.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
The required financial statements of the acquired business are not included in this Current Report on Form 8-K. These financial statements will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 18, 2006.
(b) Pro Forma Financial Information.
The required pro forma financial information relative to the acquisition of assets is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K as soon as practicable, but not later than August 18, 2006.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rochester Medical Corporation

June 8, 2006	By:	/s/ David A. Jonas

Name: David A. Jonas
Title: Chief Financial Officer